UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

For Registration of Certain Classes of Securities

Pursuant to Section 12(b) or 12(g) of the

Securities Exchange Act of 1934

JOHN DEERE CAPITAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	36-2386361
(State of Incorporation or Organization)	(I.R.S. Employer
Identification No.)

1 East First Street
Suite 600
Reno, Nevada	89501
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
5.10% Global Debentures Due January 15, 2013	New York Stock Exchange Luxembourg Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act Registration statement file number to which this form relates: 333-86790.

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of Class)

Item 1.	Description of Registrant’s Securities to be Registered.

A description of the Registrant’s 5.10% Global Debentures due January 15, 2013 to be registered hereby is contained on pages S-7 through S-17 of the Prospectus Supplement and pages 5 through 19, inclusive, of the Prospectus, each dated as of January 7, 2003, which are filed with the Commission under Rule 424 as a supplement to the Registrant’s registration statement on Form S-3 (No. 333-86790), and such descriptions are incorporated herein by this reference.  The Registrant has issued $650,000,000 total principal amount of the 5.10% Global Debentures due January 15, 2013.

Item 2.	Exhibits

No.	Document

1

The Indenture, dated as of March 15, 1997, between the Registrant and The Bank of New York Mellon (successor trustee to The Chase Manhattan Bank), Trustee, with respect to the 5.10% Global Debentures due January 15, 2013, was filed with the Commission as Exhibit 4.1 to registration statement on Form S-3 (No. 333-68355) and is incorporated herein by this reference.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

JOHN DEERE CAPITAL CORPORATION

Date:	January 15, 2009	By:	/s/ Thomas C. Spitzfaden
Thomas C. Spitzfaden
Assistant Treasurer